Exhibit 99.1

Seasoned Wireless Industry Leader George Mulhern Joins Inseego’s Board of Directors

SAN DIEGO, Calif. May 5, 2025 - Inseego Corp. (Nasdaq: INSG), a global leader in wireless broadband, including 5G mobile broadband and 5G fixed wireless access (FWA) solutions, today announced that it has appointed wireless technology executive George Mulhern to its Board of Directors. Mr. Mulhern has an extensive background in building and leading wireless technology companies, having most recently served as the SVP/Global Business Unit Manager of Ericsson Enterprise Wireless Solutions. Prior to this position, Mr. Mulhern was Chairman and CEO of Cradlepoint, Inc., an innovative provider of cloud-orchestrated, wireless wide-area networking solutions, from 2011 to 2020, where he led the company through a transformation that increased revenue by approximately 20 times, culminating in a successful acquisition by Ericsson.

“We are delighted to welcome George to our board,” said Jeff Tuder, Chairman of Inseego’s board. “George is an accomplished executive who brings enormous strategic and operational insight. George’s experience growing Cradlepoint and its revenue by several orders of magnitude will be invaluable to us as Juho and the team capitalize on our significant market opportunities as a leading U.S.-based supplier of wireless broadband solutions.”

“George has been a visionary and pioneer in shaping the enterprise wireless networking industry and lead the ‘as-a-service’ model in the telecom sector,” said Juho Sarvikas, CEO of Inseego. “I could not think of a better addition to our Board as we scale and accelerate Inseego’s transformation to an enterprise solution provider.”

Mr. Mulhern added, “I'm pleased to join Inseego’s Board of Directors at such an exciting time. I look forward to bringing my expertise to help the Company capitalize on the significant opportunities presented by Inseego’s leading 5G market position and the growing enterprise demand for high-quality wireless broadband solutions developed by trusted U.S. domestic suppliers.”

Before joining Cradlepoint, Mr. Mulhern served in various leadership roles at Hewlett Packard for over 20 years, including serving as Senior Vice President and Global Business Unit Manager for several different business units. Mr. Mulhern received both a Bachelors and a Masters degree in Business Administration from San Jose State University.

In connection with the appointment of Mr. Mulhern, the size of Inseego’s board was increased from five to six members. Mr. Mulhern will be classified as an independent director.

About Inseego Corp.

Inseego Corp. (Nasdaq: INSG) is the industry leader in 5G Enterprise cloud WAN solutions, with millions of end customers and thousands of enterprise and SMB customers on its 4G, 5G, and cloud platforms. Inseego’s 5G Edge Cloud combines the industry’s best 5G technology, rich cloud networking features, and intelligent edge applications. Inseego powers new business experiences by connecting distributed sites and workforces, securing enterprise data, and improving business outcomes with intelligent operational visibility---all over a 5G network. For more information on Inseego, visit www.inseego.com

©2025. Inseego Corp. All rights reserved.

For more information, please contact:
Investor Relations
IR@inseego.com

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Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this news release related to our future business outlook, the future demand for our products, and other statements that are not purely historical facts are forward-looking. These forward-looking statements are based on management’s current expectations, assumptions, estimates, and projections. They are subject to significant risks and uncertainties that could cause results to differ materially from those anticipated in such forward-looking statements. We, therefore, cannot guarantee future results, performance, or achievements. Actual results could differ materially from our expectations.

Factors that could cause actual results to differ materially from the Company’s expectations include: (1) the Company’s dependence on a small number of customers for a substantial portion of our revenues; (2) the future demand for wireless broadband access to data and asset management software and services and our ability to accurately forecast; (3) the growth of wireless wide-area networking and asset management software and services; (4) customer and end-user acceptance of the Company’s current product and service offerings and market demand for the Company’s anticipated new product and service offerings; (5) our ability to develop sales channels and to onboard channel partners; (6) increased competition and pricing pressure from participants in the markets in which the Company is engaged; (7) dependence on third-party manufacturers and key component suppliers worldwide; (8) the impact of fluctuations of foreign currency exchange rates; (9) the impact of supply chain challenges on our ability to source components and manufacture our products; (10) unexpected liabilities or expenses; (11) the Company’s ability to introduce new products and services in a timely manner, including the ability to develop and launch 5G products at the speed and functionality required by our customers; (12) litigation, regulatory and IP developments related to our products or components of our products; (13) the Company’s ability to raise additional financing when the Company requires capital for operations or to satisfy corporate obligations; (14) the Company’s plans and expectations relating to acquisitions, divestitures, strategic relationships, international expansion, software and hardware developments, personnel matters, and cost containment initiatives, including the satisfaction of the conditions precedent to the planned sale of the Company’s telematics business, as well as restructuring activities and the timing of their implementations; (15) the global semiconductor shortage and any related price increases or supply chain disruptions, (16) the potential impact of COVID-19 or other global public health emergencies on the business, (17) the impact of high rates of inflation and rising interest rates, (18) the impact of import tariffs on our materials and products, and (19) the impact of geopolitical instability on our business.

These factors, as well as other factors set forth as risk factors or otherwise described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause results to differ materially from those expressed in the Company’s forward-looking statements. The Company assumes no obligation to update publicly any forward-looking statements, even if new information becomes available or other events occur in the future, except as otherwise required under applicable law and our ongoing reporting obligations under the Securities Exchange Act of 1934, as amended.

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